EXHIBIT 99.1
Sila Realty Trust, Inc.
Fourth Quarter and Year Ended 2023 Results
TAMPA, FL (March 6, 2024) - Sila Realty Trust, Inc. today announced operating results for the fourth quarter and year ended December 31, 2023.
Highlights of the Quarter Ended December 31, 2023 vs. December 31, 2022
•Rental revenue was $45.9 million, an increase of 5%.
•Net loss attributable to common stockholders was $9.0 million, a decrease of 74%.
•Funds from operations, or FFO*, was $27.4 million, a decrease of 2%.
•Core funds from operations, or Core FFO*, was $30.9 million, an increase of 1%.
•Adjusted funds from operations, or AFFO*, was $32.7 million, an increase of 6%.
•Same store cash net operating income, or same store cash NOI*, was $38.4 million, an increase of 2%.
Highlights of the Year Ended December 31, 2023 vs. December 31, 2022
•Rental revenue was $189.1 million, an increase of 5%.
•Net income attributable to common stockholders was $24.0 million, an increase of 401%.
•Funds from operations, or FFO*, was $122.5 million, an increase of 6%.
•Core funds from operations, or Core FFO*, was $128.8 million, an increase of 4%.
•Adjusted funds from operations, or AFFO*, was $132.7 million, an increase of 9%.
•Same store cash net operating income, or same store cash NOI*, was $142.0 million, an increase of 1%.
“During 2023, the Company was firmly focused on rigorous balance sheet management while continuing to identify acquisitions with solid creditworthy tenancy,” stated Michael Seton, the Company’s President and Chief Executive Officer. “We were patient and prudent in allocating capital due to a dramatic increase in short- and long-term interest rates, which outpaced the expectations of potential sellers and general real estate valuations. We are proud of the two Class A medical outpatient buildings that we added to our portfolio, while disposing of certain non-strategic assets. In addition, we sold the Company’s largest acute care hospital at an attractive price to the Company, which was acquired by the tenant who elected to exercise its purchase option in its lease. This disposition allowed the Company to further strengthen its balance sheet by paying down all variable rate debt while maintaining what we believe is substantial liquidity to further enhance our diverse portfolio.
“We believe our quarter over quarter and year over year AFFO growth demonstrates the durability of our property income streams. With our conservative leverage and dividend pay-out profile, we believe we are well positioned to maximize shareholder value through acquisitions that grow and enhance our portfolio. We will continue to monitor the dynamic economic landscape, as our desire to pursue a public market listing on a national exchange remains a primary focus, conditioned upon the financial market opportunity.”
* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and reconciliations to the most directly comparable GAAP measure.
Investing and Leasing
During the year ended December 31, 2023, the Company acquired two healthcare properties in two separate transactions for an aggregate purchase price of $69.8 million.
During the year ended December 31, 2023, the Company sold three real estate properties for $271.1 million, generating net proceeds of $270.3 million.
During the year ended December 31, 2023, the Company's new and renewal lease executions totaled 289,429 rentable square feet.
As of December 31, 2023, the Company's properties had a weighted average leased rate of 99.4%, a weighted average remaining lease term of 8.5 years, and a weighted average rent escalation rate of 2.2%.
Debt and Capital
As of December 31, 2023, the Company had total principal debt outstanding of $525.0 million under the Company's credit facility, with a net debt leverage ratio, which is the ratio of principal debt outstanding less cash to adjusted fair value of real estate investments, of approximately 16.1%.
As of December 31, 2023, the Company’s outstanding debt was comprised of 100% fixed rate debt through the use of interest rate swaps. The Company’s weighted average interest rate on total debt was 3.3% as of December 31, 2023.
As of December 31, 2023, the Company had liquidity of approximately $702.0 million, consisting of $202.0 million in cash and cash equivalents and $500.0 million in borrowing base availability under its credit facility.
The Company declared distributions per share of common stock in the amount of $0.40 for the year ended December 31, 2023. The Company's dividend payout to AFFO ratio was 68.8% for the year ended December 31, 2023.
About Sila Realty Trust, Inc.
Sila Realty Trust, Inc. is a net lease real estate investment trust headquartered in Tampa, Florida, with a strategic focus on investing in the significant, growing, and resilient healthcare sector of the U.S. economy. The Company invests in high quality healthcare facilities along the continuum of care, which, we believe, generate predictable, durable, and growing income streams. Our portfolio is comprised of high quality tenants in geographically diverse facilities which are positioned to capitalize on the dynamic delivery of healthcare to patients. As of December 31, 2023, the Company owned 131 real estate properties and two undeveloped land parcels located in 62 markets across the United States.
Supplemental Information
The Company routinely provides information for investors and the marketplace through press releases, SEC filings and the Company's website at investors.silarealtytrust.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases and SEC filings. A glossary of definitions (including those of certain non-GAAP financial measures) and other supplemental information may be found attached to the Current Report on Form 8-K filed on March 6, 2024.
Non-GAAP Financial Measures
This press release includes certain financial performance measures not defined by United States generally accepted accounting principles, or GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. We believe such measures provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.
These non-GAAP financial measures should not be considered as alternatives to net income (loss) attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance, as alternatives to cash flows from operating activities (determined in accordance with GAAP), or as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flows to fund all of our needs.
Forward-Looking Statements
Certain statements contained herein, including those regarding the Company's desire to pursue a public listing on a national exchange, liquidity position and pursuit to maximize stockholder value through acquisitions that grow and enhance the Company's portfolio, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results, strategic acquisitions and growth opportunities, and future distributions. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company's expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company's control and could materially affect the Company's results of operations, financial condition, cash flows, performance or future achievements or events, including those described under the section entitled Item 1A. "Risk Factors" of Part I of the Company's 2023 Annual Report on Form 10-K with the SEC a copy of which is available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Investor Relations:

IR@silarealtytrust.com
Miles Callahan, Senior Vice President of Capital Markets and Investor Relations

Consolidated Balance Sheets (amounts in thousands, except share data)

	December 31, 2023	December 31, 2022
ASSETS
Real estate:
Land	$157,821	$163,419
Buildings and improvements, less accumulated depreciation of $227,156 and $209,118, respectively	1,470,831	1,716,663
Total real estate, net	1,628,652	1,880,082
Cash and cash equivalents	202,019	12,917
Intangible assets, less accumulated amortization of $102,456 and $90,239, respectively	134,999	167,483
Goodwill	17,700	21,710
Right-of-use assets	36,384	37,443
Other assets	79,825	100,167
Total assets	$2,099,579	$2,219,802
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Credit facility, net of deferred financing costs of $1,847 and $2,412, respectively	523,153	580,588
Accounts payable and other liabilities	30,381	30,619
Intangible liabilities, less accumulated amortization of $7,417 and $5,923, respectively	10,452	11,946
Lease liabilities	41,158	41,554
Total liabilities	605,144	664,707
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 510,000,000 shares authorized; 244,617,615 and 241,425,332 shares issued, respectively; 227,934,254 and 226,255,969 shares outstanding, respectively	2,279	2,263
Additional paid-in capital	2,042,741	2,024,176
Distributions in excess of accumulated earnings	(567,188)	(499,334)
Accumulated other comprehensive income	16,603	27,990
Total stockholders’ equity	1,494,435	1,555,095
Total liabilities and stockholders’ equity	$2,099,579	$2,219,802

Consolidated Quarterly (Unaudited) and Annual Statements of Comprehensive (Loss) Income (amounts in thousands, except share data and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue:
Rental revenue	$45,914	$43,905	$189,065	$179,986
Expenses:
Rental expenses	5,468	4,731	20,196	17,950
General and administrative expenses	7,418	5,313	23,896	22,079
Depreciation and amortization	18,841	22,756	74,293	77,199
Impairment losses	17,544	40,037	24,252	47,424
Total operating expenses	49,271	72,837	142,637	164,652
Gain on real estate dispositions	—	—	22	460
Interest and other income	532	7	702	305
Interest expense	6,171	5,837	23,110	24,077
Net (loss) income attributable to common stockholders	$(8,996)	$(34,762)	$24,042	$(7,978)
Other comprehensive (loss) income - unrealized (loss) gain on interest rate swaps, net	(12,820)	(1,620)	(11,387)	32,837
Comprehensive (loss) income attributable to common stockholders	$(21,816)	$(36,382)	$12,655	$24,859
Weighted average number of common shares outstanding:
Basic	227,806,489	226,112,737	227,199,543	225,320,043
Diluted	227,806,489	226,112,737	229,046,546	225,320,043
Net (loss) income per common share attributable to common stockholders:
Basic	$(0.04)	$(0.15)	$0.11	$(0.03)
Diluted	$(0.04)	$(0.15)	$0.10	$(0.03)
Distributions declared per common share	$0.10	$0.10	$0.40	$0.40

Non-GAAP Financial Measures Reconciliation
A description of FFO, Core FFO and AFFO, and reconciliations of these non-GAAP measures to net (loss) income, the most directly comparable GAAP measure, and a description of same store cash NOI and reconciliation of this non-GAAP measure to rental revenue, the most directly comparable GAAP measure, are provided below.
Reconciliation of Net (Loss) Income to FFO, Core FFO and AFFO (amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net (loss) income attributable to common stockholders	$(8,996)	$(34,762)	$24,042	$(7,978)
Adjustments:
Depreciation and amortization of real estate assets	18,818	22,730	74,202	77,099
Gain on real estate dispositions	—	—	(22)	(460)
Impairment losses	17,544	40,037	24,252	47,424
FFO	$27,366	$28,005	$122,474	$116,085
Adjustments:
Severance	1,318	—	1,401	889
Write-off of straight-line rent receivables related to prior periods	1,650	2,434	3,268	2,434
Accelerated stock-based compensation	318	—	318	402
Amortization of above (below) market lease intangibles, including ground leases	276	282	1,386	1,044
Loss on extinguishment of debt	—	—	—	3,367
Core FFO	$30,928	$30,721	$128,847	$124,221
Adjustments:
Deferred rent	456	738	1,644	1,535
Straight-line rent adjustments	(1,357)	(2,042)	(5,465)	(9,695)
Amortization of deferred financing costs	425	412	1,665	1,679
Stock-based compensation	2,245	1,146	5,966	3,778
AFFO	$32,697	$30,975	$132,657	$121,518
Funds From Operations (FFO)
FFO is calculated consistent with NAREIT's definition, as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of real estate assets and impairments of real estate assets, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful.
Core FFO
The Company believes Core FFO is a supplemental financial performance measure that provides investors with additional information to understand the Company's sustainable performance. The Company calculates Core FFO by adjusting FFO to remove the effect of items that are not expected to impact its operating performance on an ongoing basis or effect comparability to prior periods. These include severance, write-off of straight-line rent receivables related to prior periods, accelerated stock-based compensation, amortization of above- and below-market lease intangibles (including ground leases) and loss on extinguishment of debt. Other REITs may use different methodologies for calculating Core FFO and, accordingly, the Company’s Core FFO may not be comparable to other REITs.

AFFO
The Company believes AFFO is a supplemental financial performance measure that provides investors appropriate supplemental information to evaluate the ongoing operations of the Company. AFFO is a metric used by management to evaluate the Company's dividend policy. The Company calculates AFFO by further adjusting Core FFO for the following items: deferred rent, current period straight-line rent adjustments, amortization of deferred financing costs and stock-based compensation. Other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.
FFO, Core FFO and AFFO should not be considered to be more relevant or accurate than the GAAP methodology in calculating net income (loss) or in its applicability in evaluating the Company's operational performance. The method used to evaluate the value and performance of real estate under GAAP should be considered as a more relevant measure of operating performance and considered more prominent than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO.
Reconciliation of Net (Loss) Income to Same Store Cash Net Operating Income (Same Store Cash NOI) (amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Rental revenue	$45,914	$43,905	$189,065	$179,986
Rental expenses	(5,468)	(4,731)	(20,196)	(17,950)
Net operating income	40,446	39,174	168,869	162,036
Adjustments:
Straight-line rent adjustments, net of write-offs	293	392	(2,197)	(7,261)
Amortization of above (below) market lease intangibles, including ground leases	276	282	1,386	1,044
Internal property management fee	1,332	1,268	5,250	5,220
Deferred rent	456	738	1,644	1,535
Cash NOI	42,803	41,854	174,952	162,574
Non-same store cash NOI	(4,359)	(4,248)	(32,960)	(22,423)
Same store cash NOI	38,444	37,606	141,992	140,151
General and administrative expenses	(7,418)	(5,313)	(23,896)	(22,079)
Depreciation and amortization	(18,841)	(22,756)	(74,293)	(77,199)
Impairment losses	(17,544)	(40,037)	(24,252)	(47,424)
Gain on real estate dispositions	—	—	22	460
Interest and other income	532	3	702	305
Interest expense	(6,171)	(5,833)	(23,110)	(24,077)
Straight-line rent adjustments, net of write-offs	(293)	(392)	2,197	7,261
Amortization of above (below) market lease intangibles, including ground leases	(276)	(282)	(1,386)	(1,044)
Internal property management fee	(1,332)	(1,268)	(5,250)	(5,220)
Deferred rent	(456)	(738)	(1,644)	(1,535)
Non-same store cash NOI	4,359	4,248	32,960	22,423
Net (loss) income attributable to common stockholders	$(8,996)	$(34,762)	$24,042	$(7,978)
NOI
The Company defines net operating income, or NOI, as rental revenue, less rental expenses, on an accrual basis.

Same Store Properties
In order to evaluate the overall portfolio, management analyzes the net operating income of same store properties. The Company defines "same store properties" as properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development, re-development, or classified as held for sale. By evaluating same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and readily observe the expected effects of new acquisitions and dispositions on net income (loss). There were 128 same store properties for the quarters ended December 31, 2023 and 2022, and 120 same store properties for the year ended December 31, 2023 and 2022.
Cash NOI
The Company defines Cash NOI as NOI for its properties, excluding the impact of GAAP adjustments to rental revenue and rental expenses, consisting of straight-line rent adjustments, net of write-offs, amortization of above- and below-market lease intangibles (including ground leases) and internal property management fees, then including deferred rent received in cash.